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                                                                      EXHIBIT 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                                                           -------------------
                                                                            1996        1997
                                                                           -------     -------
BASIC EARNINGS PER SHARE
  Income before extraordinary items......................................  $30,048     $25,856
  Extraordinary items....................................................      202          75
                                                                           -------     -------
       Net Income........................................................  $30,250     $25,931
                                                                           =======     =======
  Shares:
     Weighted average number of common shares outstanding................   40,650      46,755
                                                                           =======     =======
  Basic earnings per common share:
     Income before extraordinary items...................................  $  0.74     $  0.56
     Extraordinary items.................................................       --          --
                                                                           -------     -------
       Earnings per share................................................  $  0.74     $  0.56
                                                                           =======     =======
DILUTED EARNINGS PER SHARE
  Income before extraordinary items......................................  $30,048     $25,856
  Interest expense related to convertible debt...........................    3,901          --
                                                                           -------     -------
  Income before extraordinary items, as adjusted.........................   33,949      25,856
  Extraordinary items....................................................      202          75
                                                                           -------     -------
       Net income, as adjusted...........................................  $34,151     $25,931
                                                                           =======     =======
  Shares:
     Weighted average number of common shares outstanding................   40,650      46,755
     Options and warrants issued.........................................    2,064       1,545
     Assumed conversion of convertible debt..............................    7,188          --
                                                                           -------     -------
     Weighted average number of common shares outstanding, as adjusted...   49,902      48,300
                                                                           =======     =======
  Fully diluted earnings per common share:
     Income before extraordinary items...................................  $  0.68     $  0.54
     Extraordinary items.................................................       --          --
                                                                           -------     -------
       Earnings per share................................................  $  0.68     $  0.54
                                                                           =======     =======
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